Exhibit 10.2

EXECUTION COPY

CONFIDENTIAL

FORM OF VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of June 25, 2025 by and among (i) Launch One Acquisition Corp., a Cayman Islands exempted company limited by shares (“SPAC”), (ii) Minovia Therapeutics Ltd., an Israeli company limited by shares (the “Company”), and (iii) the undersigned shareholder (“Holder”) of the Company. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the BCA.

WHEREAS, on or about the date hereof, (i) SPAC, (ii) Launch One Sponsor LLC, a Delaware limited liability company, in the capacity as the SPAC Representative thereunder, (iii) the Company, (iv) Natalie Yivgi-Ohana, in the capacity as the Seller Representative thereunder, (v) Mito US One Ltd., an Israeli company limited by shares (“Pubco”), and (vi) Mito Sub Israel Ltd., an Israeli company limited by shares and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “BCA”), pursuant to which, among other matters, (a) the Company will cause a Cayman Islands exempted company limited by shares (“SPAC Merger Sub”) (1) to be formed by a Permitted SPAC Merger Sub Owner and (2) to execute and deliver a joinder to become party to the BCA, (b) Company Merger Sub shall merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”), and in connection therewith (1) the shares of the Company issued and outstanding immediately prior to the effective time of the Company Merger shall be cancelled in exchange for the right of the holders thereof to receive Pubco Ordinary Shares (along with the contingent right to receive Earnout Shares after the consummation of the transactions contemplated by the BCA (the “Closing”)), (2) outstanding In-the-Money Company Options will automatically vest and be cancelled in exchange for the right of the holders thereof to receive Pubco Ordinary Shares, (3) outstanding Company SAFEs will automatically be cancelled in exchange for the right of the holders thereof to receive Pubco Ordinary Shares, and (4) all other Company Convertible Securities that have not been cancelled or converted prior to the effective time of the Company Merger will be terminated, (c) immediately after the consummation of the Company Merger, SPAC Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger” and, together with the Company Merger, the “Mergers” and collectively with the other transactions contemplated by the BCA and the Ancillary Documents, the “Transactions”), and in connection therewith each issued and outstanding security of SPAC immediately prior to the effective time of the SPAC Merger shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive a substantially equivalent security of Pubco, and (d) as a result of such Mergers, SPAC and the Company each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with the provisions of the Cayman Islands Companies Act, Israeli Companies Law and other applicable Law;

WHEREAS, the Board of Directors of the Company has (a) determined that the Transactions are advisable and fair to and in the best interests of the Company and its shareholders (the “Company Shareholders”), (b) approved the BCA, the Ancillary Documents and the Transactions, and (c) recommended the approval and the adoption by each of the Company Shareholders of the BCA, the Ancillary Documents and the Transactions; and

WHEREAS, as a condition to the willingness of SPAC to enter into the BCA, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by SPAC and the Company to consummate the Transactions, SPAC, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to SPAC regarding the manner in which Holder is bound hereunder to vote any Company Ordinary Shares or other equity interests of the Company which Holder beneficially owns, holds or otherwise has voting power (or which Holder will beneficially own, hold, or otherwise have voting power after the date hereof) (the “Shares”) during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the BCA, the Ancillary Documents and the Transactions.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Covenant to Vote the Shares in Favor of Transactions. Holder agrees, with respect to all of the Shares, solely in Holder’s capacity as a Company Shareholder (and not, if applicable, in Holder’s capacity as an officer or director of the Company):

(a) during the Voting Period, at each meeting of the Company Shareholders or class or series thereof, and in each written consent or resolutions of any of the Company Shareholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for any such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) in favor of, the approval and adoption of the BCA, the Ancillary Documents, any amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (ii) in favor of the other matters set forth in the BCA, and (iii) in opposition to: (A) any Acquisition Proposal or Alternative Transaction and any and all other proposals (x) for the acquisition of the Company, (y) that would reasonably be expected to delay or impair the ability of the Company to consummate the BCA, any Ancillary Documents or any of the Transactions, or (z) which are in competition with or materially inconsistent with the BCA or the Ancillary Documents; (B) other than as contemplated by the BCA, any material change in (x) the present capitalization of the Company or any amendment of the Company’s Organizational Documents or (y) the Company’s corporate structure or business; or (C) any other action or proposal involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in any of the conditions to the Company’s obligations under the BCA not being fulfilled;

(b) to promptly execute and deliver all related documentation and take such other action in support of the BCA, any Ancillary Documents and any of the Transactions as shall reasonably be requested by the Company or SPAC in order to carry out the terms and provision of this Section 1, including (i) any actions by written consent of the Company Shareholders presented to Holder, and (ii) any applicable Ancillary Documents, customary instruments of conveyance and transfer, and any consent, waiver, governmental filing, and any similar or related documents;

(c) not to deposit, and to cause their Affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or its Affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company and SPAC in connection with the BCA, the Ancillary Documents and any of the Transactions;

(d) except as contemplated by the BCA or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of, any capital shares of the Company in connection with any vote or other action with respect to the Transactions, other than to recommend that the Company Shareholders vote in favor of adoption of the BCA and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the BCA (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement); and

(e) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law or any preemptive rights granted to the Holder under the Amended and Restated Articles of Association of the Company at any time with respect to the BCA, the Ancillary Documents and any of the Transactions.

2. Other Covenants.

(a) No Transfers. Holder agrees that during the Voting Period it shall not, and shall cause its Affiliates not to, without SPAC’s and the Company’s prior written consent, (A) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Shares (provided, however, that Holder may transfer all or any of the Shares to one or more of its Affiliates so long as each of such Affiliates agrees to become a party to this Agreement and be subject to the terms hereof applicable to Holder pursuant to a joinder acceptable to SPAC); (B) grant any proxies or powers of attorney with respect to any or all of the Shares, except as provided for in this Agreement; (C) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Shares; or (D) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees, to the extent permitted by applicable Law, that it shall not permit any Transfer of the Shares in violation of this Agreement. Holder agrees with, and covenants to, SPAC and the Company that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Shares during the term of this Agreement without the prior written consent of SPAC and the Company, and the Company hereby agrees that it shall not effect any such Transfer.

(b) Changes to Shares. In the event of an equity dividend or distribution, or any change in the capital shares of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, domestication, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include the Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify SPAC and the Company promptly in writing of the number and type of any additional Shares acquired by Holder, if any, after the date hereof.

(c) Compliance with this Agreement; Efforts. Holder agrees to not during the Voting Period take or agree or commit to take any action that would make any representation and warranty of Holder contained in this Agreement inaccurate in any material respect. Holder further agrees that it shall use its commercially reasonable efforts to cooperate with SPAC to effect the Transactions, the BCA, the Ancillary Documents and the provisions of this Agreement.

(d) Registration Statement. During the Voting Period, Holder agrees to provide to SPAC, the Company and their respective Representatives any information regarding Holder or the Shares that is reasonably requested by SPAC, the Company or their respective Representatives (including Pubco) for inclusion in the Registration Statement.

(e) Publicity. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or this Agreement without the prior written approval of the Company and SPAC, except as may be required by applicable Law, by obligations pursuant to any listing agreement with or rules of any national securities exchange or by the request of any Governmental Authority, in which case, to the extent legally permitted, Holder will give SPAC a reasonable opportunity to review and comment upon such public statement, and Holder will consider such comments in good faith. Holder hereby authorizes the Company and SPAC to publish and disclose in any announcement or disclosure required by the SEC, Nasdaq or the Registration Statement (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Shares and the nature of Holder’s commitments and agreements under this Agreement, the BCA and any other Ancillary Documents.

3. Grant of Proxy. Holder, with respect to all of the Shares, hereby irrevocably grants to, and appoints, SPAC and any designee of SPAC (determined in SPAC’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and re-substitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder, and revokes all prior proxies given in connection with any of the matters set forth herein. The proxy and power of attorney granted herein is granted in consideration of SPAC entering into this Agreement and the BCA and incurring certain related fees and expenses, and shall be deemed to be coupled with an interest, shall be irrevocable during the term of this Agreement and shall survive the bankruptcy, insolvency or dissolution of Holder, but shall expire at the end of the Voting Period. Holder shall, from time to time as reasonably requested by SPAC or the Company, execute and deliver such further instruments, agreements or other documents and take such other actions as may be necessary or advisable to give effect to, confirm, evidence or effectuate the purposes of the proxy and power of attorney granted by this Section 3. Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Shares in accordance with Section 1 above.

4. Representations and Warranties of Holder. Holder hereby represents and warrants to SPAC and the Company as follows:

(a) Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) an entity duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary action on the part of Holder. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that SPAC is entering into the BCA in reliance upon the execution and delivery of this Agreement by Holder.

(b) Ownership of Shares. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares set forth under Holder’s name on the signature page hereto, is the lawful owner of such Shares, has the sole power to vote or cause to be voted such Shares, and has good and valid title to such Shares, free and clear of any and all Liens of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities Laws or the Company’s Organizational Documents, as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby pursuant to arrangements made by Holder. Except for the Shares set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c) No Conflicts. No filing with, or notification to, any Governmental Authority (except for filings, if any, under any securities Laws or the Israeli Companies Law), and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any Contract or obligation to which Holder is a party or by which Holder or any of the Shares or its other assets may be bound, or (iii) violate any applicable Law or Order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d) No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Shares inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Shares and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

5. Miscellaneous.

(a) Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of SPAC, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of (i) the mutual written consent of SPAC, the Company and Holder, (ii) the Closing (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Closing), and (iii) the date of termination of the BCA in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 5(a) shall survive the termination of this Agreement.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of SPAC and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Each of the Company and SPAC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 5(d) arising out of, related to, or in connection with the BCA or any agreements or documents ancillary thereto, including but not limited to this Agreement, or the transactions contemplated thereby (a “Dispute”) shall be governed by this Section 5(d). A party must, in the first instance, provide written notice of any Disputes to the other parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the American Arbitration Association (the “AAA”). Any party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the State of Delaware. Time is of the essence. Each party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any party to do, or to refrain from doing, anything consistent with this Agreement, the other Ancillary Documents, the BCA and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant party (or parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in the State of Delaware. The language of the arbitration shall be English.

(e) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. Subject to Section 5(d), all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware State or federal court) (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 5(d), each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 5(h). Nothing in this Section 5(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(f) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5(f).

(g) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, internationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to SPAC, to: Launch One Acquisition Corp 180 Grand Avenue, Suite 1530 Oakland, CA 94612, U.S.A. Attn: Chris Ehrlich, Chief Executive Officer Telephone No.: (415) 994-0582 E-mail: chris@launchpad.vc with copies (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105, U.S.A.
Attn: Matthew A. Gray, Esq. and
           Stuart Neuhauser, Esq.
Telephone No.: (212) 370-1300
E-mail: mgray@egsllp.com;

             sneuhauser@egsllp.com

and

Goldfarb Gross Seligman & Co.
One Azrieli Center, Round Tower
Tel Aviv, Israel 6701101
Attn: Aaron M. Lampert and Daniel Kahn
Telephone No.: 03-607-4444
E-mail: aaron.lampert@goldfarb.com;
             daniel.kahn@goldfarb.com

If to the Company, to:

Minovia Therapeutics Ltd.
3 HaSadna St.
Tirat Carmel, 3902603, Israel
Attn: Natalie Yivgi Ohana, Chief Executive Officer
Telephone No.: +972-545833727
E-mail: natalie@minoviatx.com

with copies (which will not constitute notice) to:

Bevilacqua PLLC
1050 Connecticut Avenue, NW, Suite 500
Washington, DC 20036
Attn: Louis A. Bevilacqua, Esq.
Telephone No.: (202) 869-0888 (ext. 100)
E-mail: lou@bevilacquapllc.com

and

Gornitzky & Co.
Vitania Tel-Aviv Tower
20 HaHarash Street,
Tel Aviv, Israel 6761310
Attn: Chaim Friedland and Timor Belan
Telephone No.: 03-710-9191
E-mail: friedland@gornitzky.com;
             timorb@gornitzky.com

If to Holder, to: the address set forth under Holder’s name on the signature page hereto, with a copy (which will not constitute notice) to, if not the party sending the notice, each of the Company and SPAC (and each of their copies for notices hereunder).

(i) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of SPAC, the Company and the Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(j) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(k) Specific Performance. Each of Holder and the Company acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such party, money damages will be inadequate and SPAC will have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder or the Company in accordance with their specific terms or were otherwise breached. Accordingly, SPAC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder or the Company and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(l) Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any Action arising out of or relating to this Agreement, the non-prevailing party in any such Action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(m) No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and SPAC, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company Shareholders entering into voting agreements with the Company or SPAC. Holder is not affiliated with any other holder of securities of the Company entering into a voting agreement with the Company or SPAC in connection with the BCA and has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in SPAC any direct or indirect ownership or incidence of ownership of or with respect to any Shares.

(n) Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(o) Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a record holder and beneficial owner of the Shares, and not in Holder’s capacity as a director or officer of the Company or any of its Subsidiaries, if applicable, (ii) nothing herein will be construed to limit or affect any action or inaction by Holder or any Representative or Affiliate of Holder, as applicable, serving on the Board of Directors of the Company or any of its Subsidiaries, or as an officer of the Company or any of its Subsidiaries, acting in such person’s capacity as a director or officer of the Company or such Subsidiary, and (iii) no exercise of fiduciary duties or action or inaction taken in such capacity as a director or officer of the Company or any of its Subsidiaries shall be deemed to constitute a breach of this Agreement.

(p) Entire Agreement. This Agreement (together with the BCA to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the BCA or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of SPAC or the Company, or any of the obligations of Holder under any other agreement between Holder and either SPAC or the Company, respectively, or any certificate or instrument executed by Holder in favor of SPAC or the Company, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of SPAC or the Company or any of the obligations of Holder under this Agreement. This Agreement shall not be effective or binding upon Holder until such time as the BCA is executed by each of the parties thereto (other than, for the avoidance of doubt, SPAC Merger Sub).

(q) Counterparts; Facsimile. This Agreement may also be executed and delivered by facsimile or electronic signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Page Follows}

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

SPAC:

LAUNCH ONE ACQUISITION CORP.

By:
Name:
Title:

The Company:

MINOVIA THERAPEUTICS LTD.

By:
Name:
Title:

{Additional Signature on the Following Page}

{Signature Page to Voting Agreement}

IN WITNESS WHEREOF, in addition to the signatures set forth above or in counterpart documents, the party below has executed this Voting Agreement as of the date first written above.

Holder:

Name of Holder:

By:
Name:
Title:

Number and Type of Shares:
Company Ordinary Shares

Address for Notice:
Address:

Telephone No.:
Email:

{Signature Page to Voting Agreement}